Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2022, with respect to the consolidated financial statements of Bon Natural Life Limited, appearing in its Annual Report on Form 20-F for the year ended September 30, 2021.

/s/ Friedman LLP

New York, New York

December 23, 2022